UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2022

Peak Bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39951	85-2448157
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3350 W. Bayshore Rd., Suite 100

Palo Alto, CA 94303

(Address of principal executive offices, including zip code)

(650) 549-9103

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, par value $0.0001 per share	PKBO	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock for $11.50 per share	PKBOW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

PIPE Subscription Agreement

On December 30, 2022, Peak Bio, Inc., a Delaware corporation (the “Company”) (f/k/a Ignyte Acquisition Corp.) entered into a subscription agreement (the “PIPE Subscription Agreement”) whereby the Company agreed to issue and sell to the investor party thereto, in a private placement, (i) 50,000 shares of the Company’s common stock at $10.00 per share (the “PIPE Shares”) and (ii) 46,500 warrants (the “PIPE Warrants”) to purchase shares of the Company’s common stock, at an exercise price of $0.01 per share. The PIPE Warrants are on terms substantially the same as the outstanding warrants that were included in the units issued in Ignyte Acquisition Corp.’s initial public offering, except that the PIPE Warrants are not redeemable, and the PIPE Warrants shall be exercisable for one year. The PIPE Shares and the PIPE Warrants issued in connection with the PIPE Subscription Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

The foregoing description of the PIPE Subscription Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the full text of the PIPE Subscription Agreement, a form of which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Amendment to Lock-Up Agreement

As previously disclosed on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 7, 2022, in connection with the closing of the Company’s previously announced business combination (the “Business Combination”) with Peak Bio Co., Ltd., a corporation organized under the laws of the Republic of Korea (the “Target”), the Company, the Company’s officers and directors and certain stockholders of the Target (the “Lock-Up Parties”) entered into a lock-up agreement (the “Lock-Up Agreement”) providing for certain restrictions on transfer applicable to the Company’s common stock (the “Lock-Up Shares”). Generally, the Lock-Up Agreement prohibits stockholders from (i) selling, offering to sell, contracting or agreeing to sell, hypothecating, pledging, granting any option to purchase or otherwise disposing of or agreeing to dispose of, directly or indirectly, or establishing or increasing a put equivalent position or liquidating or decreasing a call equivalent position within the meaning of Section 16 of the Securities and Exchange Act of 1934, and the rules and regulations of the SEC promulgated thereunder with respect to the Lock-Up Shares, (ii) entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Lock-Up Shares, whether any such transaction is to be settled by delivery of Lock-Up Shares or other securities, in cash or otherwise, or (iii) publicly announcing any intention to effect any transaction specified in the immediately preceding subsections (i) or (ii), subject to certain limited exceptions set forth in the Lock-Up Agreement. The lock-up period under the Lock-Up Agreement lasts until the date that is 180 days from the closing of the Business Combination.

On January 4, 2023, the Company entered into an amendment to the Lock-Up Agreement (the “Amendment to Lock-Up Agreement”) with the Lock-Up Parties to release 30% of the Lock-Up Shares from the transfer restrictions imposed on such shares by the Lock-Up Agreement. Except as modified by the Amendment to Lock-Up Agreement, the Lock-Up Agreement shall remain in full force and effect in accordance with the terms and conditions thereof.

The foregoing description of the Amendment to Lock-Up Agreement is qualified in its entirety by reference to the full text of the Amendment to Lock-Up Agreement, a form of which is included as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment to Key Company Stockholder Forward Purchase Agreement

As previously disclosed on the Company’s Current Report on Form 8-K filed with the SEC on April 29, 2022, the Company entered into a forward purchase agreement (the “Key Company Stockholder Forward Purchase

Agreement”) with Hoyoung Huh (the “Key Company Stockholder”). Pursuant to the terms of the Key Company Stockholder Forward Purchase Agreement, the Key Company Stockholder would, subject to the receipt of margin financing within 180 days following the closing of the Business Combination, purchase shares of the Company’s common stock at a purchase price of $10.00 per share in a private placement (the “Key Company Stockholder Purchase”) for up to an aggregate amount of $10,000,000 (the “Subscription Amount”), subject to the conditions set forth in the Key Company Stockholder Forward Purchase Agreement.

On December 29, 2022, the Company and the Key Company Stockholder entered into an amendment to the Key Company Stockholder Forward Purchase Agreement (the “Amendment to Key Company Stockholder Forward Purchase Agreement”), pursuant to which (i) the Key Company Stockholder Purchase is no longer subject to the receipt of margin financing as a condition precedent, (ii) the Key Company Stockholder agreed to fund the Subscription Amount on or prior to March 31, 2023 and (iii) the Key Company Stockholder Purchase would be consummated at a purchase price of $5.18 per share of the Company’s common stock.

The foregoing description of the Amendment to Key Company Stockholder Forward Purchase Agreement is qualified in its entirety by reference to the full text of the Amendment to Key Company Stockholder Forward Purchase Agreement, which is included as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “PIPE Subscription Agreement” is incorporated by reference into this Item 3.02.

Item 8.01.	Other Events.

As previously disclosed in the Company’s Current Report on Form 8-K as filed with the SEC on October 27, 2022, the Company entered into a forward share purchase agreement (the “Forward Share Purchase Agreement”) with Frost Gamma Investments Trust (the “Forward Investor”). Pursuant to the terms of the Forward Share Purchase Agreement, on the date that is sixty (60) days from the closing of the Business Combination, the Forward Investor may elect to sell and transfer to the Company (the “Put Right”), and the Company would subsequently purchase, up to 450,000 shares of the Company’s common stock held by the Forward Investor at a purchase price of $10.115 per share.

On December 28, 2022, the Forward Investor provided notice to the Company that it was exercising its Put Right under the Forward Share Purchase Agreement to have its remaining 375,939 shares of common stock repurchased by the Company at $10.115 per share, and the Company completed such repurchase on December 29, 2022. Those 375,939 shares of Common Stock have been retired. As a result of the exercise of the Put Right, funds in the amount of $4,551,750 being held in escrow in connection with the Forward Purchase Agreement were distributed as follows: $749,127 to the Company and $3,802,623 to the investor. Following the repurchase, the Forward Share Purchase Agreement with the Forward Investor terminated pursuant to its terms, and the Company has no further obligations under the Forward Share Purchase Agreement following the settlement of the repurchase.

The Forward Share Purchase Agreement is incorporated herein by reference as Exhibit 10.4.

Item 9.01	Financial Statements and Exhibits.

(b) Pro forma financial information.

Included as Exhibit 99.2 and incorporated herein by reference is the unaudited pro forma condensed combined financial information of the Company and the related notes thereto as of and for the nine months ended September 30, 2022 and for the year ended December 31, 2021, and the related notes thereto, after giving effect to the PIPE Subscription Agreement, the Amendment to Key Company Stockholder Forward Purchase Agreement and the exercise of the Put Right by the Forward Investor and the termination of the Forward Share Purchase Agreement.

(d) Exhibits.

Exhibit Number	Description

4.1	Form of Amended and Restated Warrant Agreement, dated as of October 31, 2022, by and between Ignyte Acquisition Corp. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K filed with the SEC on November 2, 2022).

10.1*	Form of PIPE Subscription Agreement, dated as of December 30, 2022, by and between Peak Bio, Inc. and the Investor party thereto.

10.2*	Form of Amendment to Lock-Up Agreement, dated as of January 4, 2023.

10.3*	Amendment to Key Company Stockholder Forward Purchase Agreement, dated as of December 29, 2022, by and between Peak Bio, Inc. and Hoyoung Huh.

10.4	Forward Share Purchase Agreement, dated as of October 25, 2022, by and among Ignyte Acquisition Corp. and Frost Gamma Investments Trust (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on October 27, 2022).

99.1*	Unaudited pro forma condensed combined financial information of the Company and the related notes thereto as of and for the nine months ended September 30, 2022 and for the year ended December 31, 2021.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 4, 2023

PEAK BIO, INC.

By:	/s/ Stephen LaMond
Name:	Stephen LaMond
Title:	Interim Chief Executive Officer